UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

March 13, 2007

ASTRO-MED, INC

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

COMMISSION FILE NUMBER     0-13200

RHODE ISLAND	05-0318215
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(IRS EMPLOYER IDENTIFICATION NUMBER)

600 EAST GREENWICH AVENUE, WEST WARWICK, RI 02893

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(401-828-4000)

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 8.01. OTHER EVENTS.

On March 13, 2007, Astro-Med, Inc. (the “Company”) completed the acquisition of certain real property located in Rockland, Massachusetts constituting approximately 86,933 square feet of land (the “Property”) from 53 Airport Drive, LLC, a Massachusetts limited liability company with a principal business address of 222 Weymouth Street, Rockland, Plymouth County, Massachusetts, 02370, for the purchase price of $3,150,000 which was paid by the Company in cash at the closing. The purchase of the Property by the Company consummates its tax free like-kind exchange under Section 1031 of the Internal Revenue Code initiated with the Company’s sale of the facility located in Braintree, Massachusetts on September 19, 2006.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits
Exhibit No.	Exhibit
None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

DATE: March 19, 2007	ASTRO-MED, INC.

By: /s/ Margaret D. Farrell

Margaret D. Farrell

Secretary